June 20, 2012
FOR IMMEDIATE RELEASE

RAYMOND JAMES FINANCIAL
REPORTS MAY 2012 OPERATING DATA

ST. PETERSBURG, Fla. – In an effort to provide timely information to enable analysts and investors to stay better informed about the general trends in our major business segments, we are releasing selected operating statistics. Due to the limited nature of this data, a consistent correlation to earnings should not be assumed.

“Our reported metrics for the month of May were substantially in line with expectations given the decline in the equity markets,” said CEO Paul Reilly. “The S&P 500 index was down 6.3 percent for the month, largely triggered by the continuing economic problems in Europe.

"Accordingly, commission revenues weakened from the prior month in both the Private Client Group and Capital Markets segments. Assets under administration and assets under management, with the latter being more concentrated in equities, both followed the equity markets lower.

“Equity underwriting activity continues to lag the vibrant levels of the prior year, but our investment banking revenues now also includes the significant Municipal Finance capability acquired as part of the Morgan Keegan transaction.

“Raymond James Bank continues to be an active lender when appropriate opportunities are available. Net loans outstanding grew modestly for the month.

“We’re extremely pleased with progress to date on the Morgan Keegan integration. Retention remains very high and all system conversions are on schedule. We remain optimistic about the long term prospects of our greatly enhanced platform.”

About Raymond James Financial, Inc.

Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its four principal wholly owned broker/dealers, Raymond James & Associates, Raymond James Financial Services, Raymond James | Morgan Keegan and Raymond James Ltd., have more than 6,000 financial advisors serving over 2 million accounts in more than 2,500 locations throughout the United States, Canada and overseas. In addition, total client assets exceed $360 billion, of which approximately $40 billion are managed by the firm’s asset management subsidiaries.

Forward Looking Statements

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding management expectations, strategic objectives, business prospects, anticipated expense savings, financial results, anticipated results of litigation and regulatory proceedings, and other similar matters are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements, due to a number of factors, which include, but are not limited to, difficulty integrating Raymond James' and Morgan Keegan's businesses or realizing the projected benefits of the acquisition, the inability to sustain revenue and earnings growth, changes in the capital markets, diversion of management time on integration issues, and other risk factors discussed in documents filed by Raymond James with the Securities and Exchange Commission from time to time, including Raymond James' 2011 Annual Report on Form 10-K and the quarterly report on Form 10-Q for the quarters ended December 31, 2011 and March 30, 2012, which are available on RAYMONDJAMES.COM and SEC.GOV. Any forward-looking statement speaks only as of the date on which that statement is made. Raymond James will not update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

For more information, contact Steve Hollister at 727-567-2824.
Please visit the Raymond James Press Center at raymondjames.com/media.

	May 2012	May 2011	April 2012
	(22 business days)	(21 business days)	(20 business days)

Total securities commissions and fees (1)	$241 mil.	$186.9 mil.	$253 mil.

Total client assets under administration(2)	$ 363 bil.	$ 282 bil.	$ 376 bil.

Number of lead managed corporate underwritings (3)	3	7	5

Financial assets under management (4)	$ 39.9 bil.	$ 36.9 bil	$ 42.1 bil.

Raymond James Bank total loans, net	$ 7.6 bil.	$ 6.1 bil.	$ 7.5 bil.

(1)  Includes all securities commissions and fees generated by our financial advisors, both private client and institutional.

(2)  Includes institutional assets of approximately $19 billion for April and May 2012 and approximately $2.5 billion for May 2011.

 (3)  This is only one of several key revenue sources for the capital markets segment; other key revenue sources include institutional sales commissions, M&A and co-managed deals and transaction fees.

(4)  This is the primary revenue driver for the asset management segment. Investment advisory fees are based on a percentage of assets at either a single point in time within the quarter, typically the beginning or end of a quarter, or the “average daily” balances of assets under management.